For more information:
Ron Barden
Intersections Inc.
703.488.6810
IR@intersections.com
Intersections Inc. Reports Third Quarter 2016 Results
CHANTILLY, VA – November 14, 2016 – Intersections Inc. (NASDAQ: INTX) today announced financial results for the quarter ended September 30, 2016.
Consolidated revenue for the quarter ended September 30, 2016 was $43.1 million, compared to $48.9 million for the quarter ended September 30, 2015. Loss before income taxes for the quarter ended September 30, 2016 was $(8.2) million, compared to $(6.7) million for the quarter ended September 30, 2015. Consolidated adjusted EBITDA (loss) before share related compensation and non-cash impairment charges for the quarter ended September 30, 2016 was $(2.8) million, compared to $(3.5) million for the quarter ended September 30, 2015. Diluted loss per share for the quarter ended September 30, 2016 was $(0.35), compared to $(0.22) for the quarter ended September 30, 2015. Consolidated revenue for the nine months ended September 30, 2016 was $133.5 million, compared to $156.4 million for the nine months ended September 30, 2015. Loss before income taxes for the nine months ended September 30, 2016 was $(17.8) million, compared to $(19.4) million for the nine months ended September 30, 2015. Consolidated adjusted EBITDA (loss) before share related compensation and non-cash impairment charges for the nine months ended September 30, 2016 was $(4.8) million, compared to $(2.6) million for the nine months ended September 30, 2015. Diluted loss per share for the nine months ended September 30, 2016 was $(0.76), compared to $(1.57) for the nine months ended September 30, 2015.
"The improvement in our third quarter consolidated adjusted EBITDA compared to the prior year was driven by our Core Business and is particularly encouraging as we prepared for the fourth quarter launch of our exciting new product, Privacy Now™ with Watson," said Michael Stanfield, Chairman and Chief Executive Officer. "Privacy Now™ with Watson demonstrates our commitment to driving growth through innovative, data-driven technologies. We are pleased with the advancement of our Voyce technology and product offerings while we evaluate the previously announced proposal to divest the Voyce business and consider other alternatives that we believe will enhance shareholder value."
The Company previously announced on October 28, 2016, that it received a non-binding proposal from Loeb Holding Corporation ("LHC"), the Company's largest stockholder, to acquire the Company's Pet Health Monitoring Segment. The process of evaluating the proposal and negotiating a possible transaction is being overseen by a Special Committee of three independent members of our Board of Directors. The Special Committee has retained independent legal counsel and financial advisors to assist in evaluating the LHC proposal.

Third Quarter Results:
●
Revenue from the Company's U.S. Consumer Direct, or Identity Guard®, subscriber base was $13.3 million for the quarter ended September 30, 2016 with a base of 375 thousand subscribers as of September 30, 2016, 0.3% higher than December 31, 2015. Revenue and subscriber growth during the quarter was negatively impacted by reduced marketing efforts in the third quarter and on a year to date basis compared to the prior year periods, as the Company prepared for the launch of its new product, Privacy Now™ with Watson, in the fourth quarter of 2016.

●
Revenue from the Company's U.S. financial institution clients was $23.5 million for the quarter ended September 30, 2016 with a base of 732 thousand subscribers as of September 30, 2016. The subscriber base decreased by 1.1% per month during the third quarter, which the Company believes is representative of normal attrition given the discontinuation of marketing and retention efforts for this population.

●
Core Business (the aggregate of all businesses of Intersections Inc. except for its Pet Health Monitoring, or Voyce, business) loss before income taxes for the quarter ended September 30, 2016 was $(1.9) million compared to $(2.0) million for the quarter ended September 30, 2015. Core Business adjusted EBITDA before share related compensation and non-cash impairment charges for the quarter ended September 30, 2016 was $2.3 million compared to $734 thousand for the quarter ended September 30, 2015.

●
Voyce loss before income taxes for the quarter ended September 30, 2016 was $(6.4) million compared to $(4.7) million for the quarter ended September 30, 2015. Voyce adjusted EBITDA (loss) before share related compensation and non-cash impairment charges for the quarter ended September 30, 2016 was $(5.1) million compared to $(4.3) million for the quarter ended September 30, 2015.

●
As of September 30, 2016, the Company had a cash balance of $13.8 million, and an outstanding principal balance of $17.1 million under its term loan with Crystal Financial SPV LLC. For additional information, Please see "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources" in our most recent Form 10-Q.

Nine Months Results:
●
Revenue from the Company's U.S. Consumer Direct, or Identity Guard®, subscriber base for the nine months ended September 30, 2016 was $41.2 million. Revenue from the Company's U.S. financial institution clients for the nine months ended September 30, 2016 was $73.4 million.

●
Core Business income (loss) before income taxes for the nine months ended September 30, 2016 was $(1.2) million compared to $(5.1) million for the nine months ended September 30, 2015. Core Business adjusted EBITDA before share related compensation and non-cash impairment charges for the nine months ended September 30, 2016 was $9.6 million compared to $10.8 million for the nine months ended September 30, 2015.

●
Voyce loss before income taxes for the nine months ended September 30, 2016 was $(16.6) million compared to $(14.3) million for the nine months ended September 30, 2015. Voyce adjusted EBITDA (loss) before share related compensation and non-cash impairment charges for the nine months ended September 30, 2016 was $(14.4) million compared to $(13.4) million for the nine months ended September 30, 2015.

Non-GAAP Financial Measures:
Intersections' Consolidated Financial Statements, "Other Data" and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures and related notes can be found in the accompanying tables and footnotes to this release and in the "GAAP and Non-GAAP Measures" link under the "Investor & Media" page on our website at www.intersections.com.
Forward-Looking Statements:
Statements in this release relating to future plans, results, performance, expectations, achievements and the like are considered "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "anticipate," "estimate," "expect," "project,'' "plan," "intend," "believe," "may," "should," "can have," "likely" and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Those forward-looking statements involve known and unknown risks and uncertainties and are subject to change based on various factors and uncertainties that may cause actual results to differ materially from those expressed or implied by those statements, including whether we are able to obtain financing for our Pet Health Monitoring segment prior to December 31, 2016, whether  on terms acceptable to us and our lender, or at all; any decisions made by us regarding strategic alternatives for our Pet Health Monitoring segment, including with respect to the LHC proposal; the timing and success of new product launches, including our Identity Guard®, Voyce® and Voyce Pro™ platforms, and other growth initiatives; the continuing impact of the regulatory environment on our business; the continued dependence on a small number of financial institutions for a majority of our revenue and to service our U.S. financial institution customer base; our ability to execute our strategy and previously announced transformation plan; our incurring additional restructuring charges; our incurring impairment charges on goodwill and/or assets, including assets related to our Voyce® business; our ability to control costs; and our needs for additional capital to grow our business, including our ability to maintain compliance with the covenants under our new term loan or seek additional sources of debt and/or equity financing. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed under "Forward-Looking Statements," "Item 1. Business—Government Regulation" and "Item 1A. Risk Factors" in the Company's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and in its recent other filings with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to revise or update any forward-looking statements unless required by applicable law.

About Intersections:

Intersections Inc. (Nasdaq: INTX) provides innovative, information based solutions that help consumers manage risks and make better informed life decisions. Under its Identity Guard® brand and other brands, the company helps consumers monitor, manage and protect against the risks associated with their identities and personal information. The company's subsidiary Intersections Insurance Services provides insurance and other services that help consumers manage risks and achieve personal goals. The company's i4C Innovations subsidiary provides Voyce®, a groundbreaking pet wellness monitoring system for pet owners and veterinarians. Headquartered in Chantilly, Virginia, the company was founded in 1996. To learn more, visit www.intersections.com.

INTERSECTIONS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
REVENUE:
Services	$43,040	$48,932	$133,421	$156,379
Hardware	22	7	40	40
Net revenue	43,062	48,939	133,461	156,419
OPERATING EXPENSES:
Marketing	3,589	5,289	11,685	16,325
Commission	10,527	12,307	32,636	39,226
Cost of services revenue	13,722	16,038	41,395	48,983
Cost of hardware revenue	1,001	149	1,277	391
General and administrative	20,024	20,037	56,943	58,411
Impairment of intangibles and other long-lived assets	—	—	—	7,355
Depreciation	1,486	1,488	4,731	4,398
Amortization	99	206	484	481
Total operating expenses	50,448	55,514	149,151	175,570
LOSS FROM OPERATIONS	(7,386)	(6,575)	(15,690)	(19,151)
Interest expense, net	(621)	(71)	(1,704)	(153)
Other expense, net	(234)	(65)	(414)	(137)
LOSS BEFORE INCOME TAXES	(8,241)	(6,711)	(17,808)	(19,441)
INCOME TAX BENEFIT (EXPENSE)	133	2,383	126	(10,950)
NET LOSS	$(8,108)	$(4,328)	$(17,682)	$(30,391)

Net loss per common share—basic and diluted	$(0.35)	$(0.22)	$(0.76)	$(1.57)
Weighted average common shares outstanding—basic and diluted	23,378	19,673	23,178	19,304

INTERSECTIONS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par value)
(unaudited)

	September 30,	December 31,
	2016	2015
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$13,797	$11,471
Accounts receivable, net of allowance for doubtful accounts of $144 (2016) and $115 (2015)	9,272	8,163
Prepaid expenses and other current assets	4,603	7,524
Inventory	4,060	2,253
Income tax receivable	7,136	7,730
Deferred subscription solicitation and commission costs	4,145	6,961
Total current assets	43,013	44,102
PROPERTY AND EQUIPMENT, net	13,999	13,438
GOODWILL	9,763	9,763
INTANGIBLE ASSETS, net	1,209	1,693
OTHER ASSETS	543	1,034
TOTAL ASSETS	$68,527	$70,030
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$2,447	$3,207
Accrued expenses and other current liabilities	16,202	15,845
Accrued payroll and employee benefits	3,590	7,091
Commissions payable	304	375
Current portion of long-term debt, net	8,004	—
Capital leases, current portion	613	631
Deferred revenue	3,023	2,380
Total current liabilities	34,183	29,529
LONG-TERM DEBT, net	7,816	—
OBLIGATIONS UNDER CAPITAL LEASES, less current portion	739	1,147
OTHER LONG-TERM LIABILITIES	3,589	3,971
DEFERRED TAX LIABILITY, net	1,905	1,905
TOTAL LIABILITIES	48,232	36,552
COMMITMENTS AND CONTINGENCIES (see Notes 14 and 16)
STOCKHOLDERS' EQUITY:
Common stock at $0.01 par value, shares authorized 50,000; shares issued 27,284 (2016) and 26,730 (2015); shares outstanding 23,723 (2016) and 23,236 (2015)	273	267
Additional paid-in capital	142,374	137,705
Treasury stock, shares at cost; 3,561 (2016) and 3,494 (2015)	(33,808)	(33,632)
Accumulated deficit	(88,544)	(70,862)
TOTAL STOCKHOLDERS' EQUITY	20,295	33,478
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$68,527	$70,030

INTERSECTIONS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended
	September 30,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(17,682)	$(30,391)
Adjustments to reconcile net loss to cash flows (used in) provided by operating activities:
Depreciation	4,731	4,398
Depreciation of other operating assets	20	—
Amortization	484	481
Deferred income tax, net	—	15,252
Amortization of debt issuance cost	658	80
Provision for doubtful accounts	(54)	84
Adjustment for surplus and obsolete inventories	801	—
Loss on disposal of fixed assets	358	61
Share based compensation	4,920	4,423
Amortization of deferred subscription solicitation costs	9,981	13,167
Impairment of intangibles and other long-lived assets	—	7,355
Changes in assets and liabilities:
Accounts receivable	(1,113)	6,781
Prepaid expenses and other current assets	3,062	2,118
Inventory	(2,608)	(1,949)
Income tax receivable, net	594	(2,829)
Deferred subscription solicitation and commission costs	(7,164)	(13,593)
Other assets	405	1,600
Accounts payable	(818)	(876)
Accrued expenses and other current liabilities	17	(2,167)
Accrued payroll and employee benefits	(3,515)	(1,021)
Commissions payable	(71)	(56)
Deferred revenue	643	(121)
Other long-term liabilities	(382)	(333)
Cash flows (used in) provided by operating activities	(6,733)	2,464
CASH FLOWS FROM INVESTING ACTIVITIES:
Cash received for the liquidating distribution of White Sky, Inc.	57	—
Cash paid for acquisition of technology related intangible	—	(202)
Cash paid for business acquisitions	—	(626)
Increase in restricted cash	(375)	—
Proceeds from sale of property and equipment	394	—
Acquisition of property and equipment	(5,334)	(3,237)
Cash flows used in investing activities	(5,258)	(4,065)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of debt	20,000	—
Repayments of debt	(2,895)	—
Cash paid for debt issuance costs	(1,856)	—
Capital lease payments	(524)	(559)
Withholding tax payment on vesting of restricted stock units	(408)	(987)
Cash flows provided by (used in) financing activities	14,317	(1,546)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	2,326	(3,147)
CASH AND CASH EQUIVALENTS — Beginning of period	11,471	11,325
CASH AND CASH EQUIVALENTS — End of period	$13,797	$8,178
SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING AND INVESTING ACTIVITIES:
Equipment obtained under capital lease, including acquisition costs	$101	$713
Equipment additions accrued but not paid	$490	$205
Shares withheld in lieu of withholding taxes on vesting of restricted stock awards	$15	$62
Shares issued in the business acquired from White Sky, Inc.	$—	$576
Shares issued in the business acquired from Health at Work Wellness Actuaries LLC	$—	$1,551

INTERSECTIONS INC.
OTHER DATA
(unaudited)

Personal Information Services Segment Revenue
The following tables provide details of our Personal Information Services segment revenue information for the three and nine months ended September 30, 2016 and 2015:

	Three Months Ended September 30,
	2016	2015	2016	2015
	(In thousands)		(Percent of total)
Bank of America	$19,091	$22,045	47.6%	48.4%
All other financial institution clients	4,442	5,234	11.1%	11.5%
Consumer direct	13,256	14,914	33.1%	32.8%
Canadian business lines	3,157	3,325	7.9%	7.3%
Other	125	—	0.3%	0.0%
Total Personal Information Services revenue	$40,071	$45,518	100.0%	100.0%

	Nine Months Ended September 30,
	2016	2015	2016	2015
	(In thousands)		(Percent of total)
Bank of America	$59,344	$68,685	47.8%	47.5%
All other financial institution clients	14,055	20,076	11.3%	13.9%
Consumer direct	41,190	41,415	33.2%	28.6%
Canadian business lines	9,404	14,435	7.6%	10.0%
Other	125	—	0.1%	0.0%
Total Personal Information Services revenue	$124,118	$144,611	100.0%	100.0%

INTERSECTIONS INC.
OTHER DATA, continued
(unaudited)

Personal Information Services Segment Subscribers
The following tables provide details of our Personal Information Services segment subscriber information for the three and nine months ended September 30, 2016 and 2015:

Three months ended:
	Financial Institution	Consumer Direct	Canadian Business Lines	Total
	(in thousands)
Balance at June 30, 2016	757	394	166	1,317
Additions	—	33	27	60
Cancellations	(25)	(52)	(32)	(109)
Balance at September 30, 2016	732	375	161	1,268
Balance at June 30, 2015	893	379	176	1,448
Additions	1	61	30	92
Cancellations	(33)	(51)	(42)	(126)
Balance at September 30, 2015	861	389	164	1,414

Nine months ended:
	Financial Institution	Consumer Direct	Canadian Business Lines	Total
	(in thousands)
Balance at December 31, 2015	829	363	165	1,357
Reclassification (1)	(11)	11	—	—
Additions	1	159	93	253
Cancellations	(87)	(158)	(97)	(342)
Balance at September 30, 2016	732	375	161	1,268
Balance at December 31, 2014	1,421	342	296	2,059
Additions	2	216	73	291
Cancellations	(562)	(169)	(205)	(936)
Balance at September 30, 2015	861	389	164	1,414
____________________________
(1)
We periodically refine the criteria used to calculate and report our subscriber data. In the nine months ended September 30, 2016, we reclassified certain subscribers that receive our breach response services, and the associated revenue, from the Financial Institution category to the Consumer Direct category. The reclassification is excluded from our calculations of decrease and increase in subscribers in our Financial Institution and Consumer Direct categories, respectively.

INTERSECTIONS INC.
OTHER DATA, continued
(unaudited)

Intersections Inc.
Reconciliation of Non-GAAP Financial Measures

The table below includes financial information prepared in accordance with accounting principles generally accepted in the United States, or GAAP, as well as other financial measures referred to as non-GAAP financial measures. Consolidated adjusted EBITDA before share related compensation and non-cash impairment charges is presented in a manner consistent with the way management evaluates operating results and which management believes is useful to investors and others. Share related compensation includes non-cash share based compensation. An explanation regarding the company's use of non-GAAP financial measures and a reconciliation of non-GAAP financial measures used by the company to GAAP measures is provided below. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, net income (loss) and the other information prepared in accordance with GAAP, and may not be comparable to similarly titled measures reported by other companies. Management strongly encourages shareholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

Consolidated adjusted EBITDA before share related compensation and non-cash impairment charges represents consolidated loss before income taxes plus: share related compensation; non-cash impairment of goodwill, intangibles and other long-lived assets; (gain) loss on disposal of fixed assets; adjustment for surplus and obsolete inventories; depreciation and amortization; and interest (income) expense. We believe that the consolidated adjusted EBITDA before share related compensation and non-cash impairment charges calculation provides useful information to investors because they are indicators of our operating performance, and we use these measures in communications with our board of directors, creditors, investors and others concerning our financial performance. Consolidated adjusted EBITDA before share related compensation and non-cash impairment charges is commonly used as a basis for investors and analysts to evaluate and compare the periodic and future operating performance and value of companies within our industry. Our Board of Directors and management use consolidated adjusted EBITDA before share related compensation and non-cash impairment charges to evaluate the operating performance of the company. In addition, consolidated and Core Business adjusted EBITDA before share related compensation and non-cash impairment charges are used to measure covenant compliance under our credit agreement with Crystal Financial SPV LLC ("Credit Agreement").

We provide this information to show the impact of share related compensation on our operating results, as it is excluded from our internal operating and budgeting plans and measurements of financial performance; however, we do consider the dilutive impact to our shareholders when awarding share related compensation and consider both the Black-Scholes value and GAAP value (to the extent applicable) in connection therewith, and value such awards accordingly.

INTERSECTIONS INC.
OTHER DATA, continued
(unaudited)

We do not consider share related compensation charges when we evaluate the performance of our individual business groups or formulate our short and long-term operating plans. Due to its nature, individual managers generally are unable to project the impact of share related compensation and accordingly we do not hold them accountable for the impact of equity award grants. When we consider making share related compensation grants, we primarily take into account the need to attract and retain high quality employees, overall shareholder dilution and the Black-Scholes values of the equity grant to the recipient, rather than the potential accounting charges associated with such grants. For comparability purposes, we believe it is useful to provide a non-GAAP financial measure that excludes share related compensation in order to better understand the long-term performance of our core business and to compare our results to the results of our peer companies because of varying available valuation methodologies and the variety of award types that companies can use under GAAP. Furthermore, the value of share related compensation is determined using a complex formula that incorporates factors, such as market volatility, that are beyond our control. Accordingly, we believe that the presentation of consolidated adjusted EBITDA before share related compensation and non-cash impairment charges when read in conjunction with our reported GAAP results can provide useful supplemental information to our management, to investors and to our lenders regarding financial and business trends relating to our financial condition and results of operations.

Consolidated adjusted EBITDA before share related compensation and non-cash impairment charges has limitations due to the fact it does not include all compensation related expenses. For example, if we only paid cash based compensation as opposed to a portion in share related compensation, the cash compensation expense included in our general and administrative expenses would be higher. We compensate for this limitation by providing information required by GAAP about outstanding share based awards in the footnotes to our financial statements in our SEC filings. We believe equity based compensation is an important element of our compensation program and all forms of share related awards are valued and included as appropriate in our operating results.

The following table reconciles Core Business, Voyce and consolidated income (loss) before income taxes to consolidated adjusted EBITDA (loss) before share related compensation and non-cash impairment charges, as defined, for the previous seven quarters through September 30, 2016. In managing our business, we analyze our performance quarterly on a consolidated income (loss) before income tax basis.

We changed the way we calculate consolidated adjusted EBITDA before share related compensation and non-cash impairment charges and in the second quarter of 2016, we began to present consolidated adjusted EBITDA before share related compensation and non-cash impairment charges as it is defined in the Credit Agreement. Prior periods have been recast to reflect the new presentation. For additional information, Please see "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources" in our most recent Form 10-Q.

INTERSECTIONS INC.
OTHER DATA, continued
(in thousands)
(unaudited)
Core Business, Voyce and consolidated adjusted EBITDA before share related compensation and non-cash impairment charges:
	2015				2016
	Quarter Ended				Quarter Ended
	March 31	June 30	September 30	December 31	March 31	June 30	September 30
Reconciliation from consolidated loss before income taxes to consolidated adjusted EBITDA before share related compensation and non-cash impairment charges:
Core Business adjusted EBITDA: (1)
Income (loss) before income taxes (2)	$3,116	$(6,209)	$(2,043)	$(13,835)	$869	$(257)	$(1,857)
Non-cash share based compensation	1,574	1,427	1,422	1,018	1,155	1,446	2,319
Impairment of goodwill, intangibles and other long-lived assets	—	7,355	—	10,318	—	—	—
Loss on disposal of fixed assets	7	—	1	2	—	256	6
Depreciation	1,265	1,237	1,096	1,175	1,250	1,179	1,082
Amortization	119	142	188	189	176	174	81
Interest expense (income), net	103	(21)	71	160	243	840	620
Core Business adjusted EBITDA	$6,184	$3,931	$735	$(973)	$3,693	$3,638	$2,251

Voyce adjusted EBITDA:
Loss before income taxes (2)	$(4,810)	$(4,827)	$(4,668)	$(5,109)	$(5,129)	$(5,050)	$(6,384)
Loss on disposal of fixed assets	53	—	—	2	—	—	96
Adjustment for surplus and obsolete inventories	—	—	—	—	—	—	801
Depreciation	32	376	392	404	406	410	404
Depreciation of other operating assets	—	—	—	—	1	15	4
Amortization	—	14	18	17	17	18	18
Interest expense (income), net	—	—	—	—	—	—	1
Voyce adjusted EBITDA	$(4,725)	$(4,437)	$(4,258)	$(4,686)	$(4,705)	$(4,607)	$(5,060)

Consolidated adjusted EBITDA:
Consolidated loss before income taxes	$(1,694)	$(11,036)	$(6,711)	$(18,944)	$(4,260)	$(5,307)	$(8,241)
Non-cash share based compensation	1,574	1,427	1,422	1,018	1,155	1,446	2,319
Impairment of goodwill, intangibles and other long-lived assets	—	7,355	—	10,318	—	—	—
Loss on disposal of fixed assets	60	—	1	4	—	256	102
Adjustment for surplus and obsolete inventories	—	—	—	—	—	—	801
Depreciation	1,297	1,613	1,488	1,579	1,656	1,589	1,486
Depreciation of other operating assets	—	—	—	—	1	15	4
Amortization	119	156	206	206	193	192	99
Interest expense (income), net	103	(21)	71	160	243	840	621
Consolidated adjusted EBITDA	$1,459	$(506)	$(3,523)	$(5,659)	$(1,012)	$(969)	$(2,809)

INTERSECTIONS INC.
OTHER DATA, continued
(in thousands)
(unaudited)

	Nine Months Ended September 30, 2015			Nine Months Ended September 30, 2016
	Core Business (1)	Voyce	Consolidated	Core Business (1)	Voyce	Consolidated
Reconciliation from consolidated (loss) income before income taxes to consolidated adjusted EBITDA before share related compensation and non-cash impairment charges:
Consolidated loss before income taxes (2)	$(5,136)	$(14,305)	$(19,441)	$(1,245)	$(16,563)	$(17,808)
Non-cash share based compensation	4,423	—	4,423	4,920	—	4,920
Impairment of goodwill, intangibles and other long-lived assets	7,355	—	7,355	—	—	—
Loss on disposal of fixed assets	8	53	61	262	96	358
Adjustment for surplus and obsolete inventories	—	—	—	—	801	801
Depreciation	3,598	800	4,398	3,511	1,220	4,731
Depreciation of other operating assets	—	—	—	—	20	20
Amortization	449	32	481	431	53	484
Interest expense, net	153	—	153	1,703	1	1,704
Consolidated adjusted EBITDA	$10,850	$(13,420)	$(2,570)	$9,582	$(14,372)	$(4,790)
______________________________
(1)	"Core Business" comprises all the business of Intersections Inc. with the exception of its Voyce business.
(2)
In the nine months ended September 30, 2016, we implemented an allocation policy to charge a portion of general and administrative expenses from our Corporate business unit into our other segments. The charge is a reasonable estimate of the services provided by our Corporate business unit to support each segment's operations. For comparability, the results of operations for the year ended December 31, 2015 have been recast to reflect this allocation.